UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 9, 2008

                          INFINITY CAPITAL GROUP, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
                               ------------------
                 (State or other jurisdiction of incorporation)


       814-00708                                               16-1675285
---------------------------                               -------------------
(Commission File Number)                                  (I.R.S. Employer
                                                           Identification No.)

              80 BROAD STREET, 5TH FLOOR, NEW YORK, NEW YORK 10004
     ----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 962-4400



           -----------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))
[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

                           SECTION 7 - REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing. On September 9, 2008, Infinity Capital Group, Inc. issued a press release. The text of the press release is attached herewith as
Exhibit 99.1.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.


        d)      Exhibits -

                  99.1 - Press Release



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          INFINITY CAPITAL GROUP, INC.
                        --------------------------------
                                  (Registrant)

                            Dated: September 10, 2008





                              /s/Gregory H. Laborde
                         ------------------------------
                          Gregory H. Laborde, President

                                                                    EXHIBIT 99.1


NEW YORK, NY--(MARKET WIRE)--September 9, 2008--Infinity Capital Group, Inc.(OTCBB: ICGP "Infinity") a business development company (BDC) and public reverse merger investor, today announced that it has commenced trading on the OTC Bulletin Board under the symbol ICGP.

Infinity, will be attempting to provide its shareholders with returns by acquiring publicly traded shell companies for the purpose of merging in small businesses poised to grow with additional capital and value added management assistance. Infinity's goal is to increase its net asset per share over time by targeting privately held emerging growth companies, across a broad range of attractive industries, with revenues of US$5-$15 Million, where a timely capital infusion would allow business expansion.

Infinity seeks companies with strong management teams that are at or near profitability and have the potential to list on a National Exchange within 12-24 months. In a typical transaction, Infinity will provide long term capital, primarily via equity investments, and as a business development company, Infinity provides managerial assistance throughout the process of development and progress to an exchange listing.

Infinity offers entrepreneurial businesses a viable financing alternative to traditional private equity and venture capital funds that generally insist on control. Infinity intends to provide the incumbent business owners with capital and a potential exit strategy upon an exchange listing. Infinity plans to diversify its portfolio over time by raising additional capital and investing it in varied industry sectors.

Infinity seeks to provide the average investor an opportunity to participate in investing through its intended portfolio of companies by purchasing Infinity Capital Group, Inc. common stock.

About Infinity Capital Group, Inc.

Infinity Capital Group is a business development company that provides early-stage or mezzanine financing and management assistance to emerging growth companies. The company typically invests in companies that intend to go public through an IPO or by a reverse merger with an already public firm. It also funds small public companies that are undergoing significant change in strategy. Investments by Infinity are not limited to any particular industry.

For more information or to receive future press releases, go to Infinity's website through the following link:

http://www.infinitybdc.com/contact.php.
--------------------------------------

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes", "looking ahead", "anticipates", "estimates" and other terms with similar meaning. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

CONTACT
Greg Laborde
Chairman & CEO
Infinity Capital Group, Inc.
212-962-4400
greg@infinitybdc.com